THE LIFE INSURANCE COMPANY OF VIRGINIA
                                  UNISEX RIDER

This Policy, including any attached riders and endorsements, is amended as follows.

Unisex Policy
All references to "sex" are deleted. Values and rates are unisex. They do not depend on the sex of the Insured.

Calculation of Values
Our calculations of guaranteed maximum cost of insurance rates for attained ages 15 and above are based on the 1980 CSO-NB and CSO-SB mortality tables for nonsmokers and smokers, respectively. For attained ages 0-14, they are based on the 1980 CSO-B table.

Optional Payment Plans
Optional Payment Plan Tables 2 and 5 are deleted from previous policy pages. They are replaced by the following unisex tables.


Plan 2 Table:  Monthly payment rates for each $1000 of proceeds.

------- ------- ------- -------- ----- -------- ------- ------- ------- ------- ------- ------- ------ ------- ------- -------
          10      15      20             10       15      20              10      15      20             10      15    20
 Age*   Years   Years    Years   Age*   Years   Years   Years    Age*   Years   Years   Years   Age*   Years   Years   Years
        Cert.   Cert.    Cert.          Cert.   Cert.   Cert.           Cert.   Cert.   Cert.          Cert.   Cert.   Cert.
------- ------- ------- -------- ----- -------- ------- ------- ------- ------- ------- ------- ------ ------- ------- -------
  20    $2.82   $2.82    $2.82    55    $4.00   $3.96   $3.90     66    $5.08   $4.91   $4.67    77    $6.96   $6.14   $5.33
  25     2.90    2.89     2.89    56     4.07    4.03    3.96     67     5.22    5.02    4.74    78     7.16    6.23    5.36
  30     2.99    2.99     2.98    57     4.15    4.10    4.03     68     5.36    5.13    4.82    79     7.36    6.32    5.39
  35     3.11    3.10     3.10    58     4.23    4.18    4.09     69     5.51    5.24    4.89    80     7.57    6.40    5.42
  40     3.26    3.25     3.24    59     4.32    4.25    4.16     70     5.66    5.35    4.96     81    7.77    6.47    5.44
  45     3.45    3.43     3.42    60     4.41    4.34    4.23     71     5.83    5.47    5.02    82     7.96    6.54    5.46
  50     3.69    3.67     3.64    61     4.51    4.42    4.30     72     6.00    5.58    5.09    83     8.14    6.60    5.47
  51     3.74    3.72     3.68    62     4.61    4.51    4.37     73     6.18    5.70    5.15    84     8.32    6.65    5.48
  52     3.80    3.78     3.74    63     4.72    4.61    4.44     74     6.37    5.81    5.20   85 &    8.48    6.69    5.49
  53     3.87    3.84     3.79    64     4.83    4.70    4.52     75     6.56    5.93    5.25   Over
  54     3.93    3.90     3.85    65     4.95    4.80    4.59     76     6.76    6.03    5.29
------- ------- ------- -------- ----- -------- ------- ------- ------- ------- ------- ------- ------ ------- ------- -------
Values for ages not shown will be furnished upon request.


Plan 5 Table:  Monthly Payment Rates for each $1000 of proceeds.
---------------------- -------- ------- ------- ------- ------- -------- ------- ------- ------- -------- --------------------
     Settlement
         Age             35       40      45      50      55      60       65      70      75      80           85&over
---------------------- -------- ------- ------- ------- ------- -------- ------- ------- ------- -------- --------------------
         35             $2.92    $2.97   $3.00   $3.03   $3.06    $3.07   $3.08   $3.09   $3.10   $3.10          $3.11
         40              2.97     3.03    3.08    3.13    3.17    3.20     3.22    3.23    3.24    3.25           3.25
         45              3.00     3.08    3.16    3.23    3.29    3.34     3.38    3.41    3.42    3.44           3.44
         50              3.03     3.13    3.23    3.33    3.43    3.51     3.57    3.62    3.65    3.67           3.68
         55              3.06     3.17    3.29    3.43    3.56    3.68     3.79    3.87    3.93    3.96           3.99
         60              3.07     3.20    3.34    3.51    3.68    3.86     4.03    4.16    4.27    4.34           4.38
         65              3.08     3.22    3.38    3.57    3.79    4.03     4.27    4.49    4.68    4.81           4.89
         70              3.09     3.23    3.41    3.62    3.87    4.16     4.49    4.83    5.14    5.38           5.54
         75              3.10     3.24    3.42    3.65    3.93    4.27     4.68    5.14    5.61    6.02           6.30
         80              3.10     3.25    3.44    3.67    3.96    4.34     4.81    5.38    6.02    6.63           7.10
       85&over           3.12     3.25    3.44    3.68    3.99    4.38     4.89    5.54    6.30    7.10           7.76
---------------------- -------- ------- ------- ------- ------- -------- ------- ------- ------- -------- --------------------
Figures for intermediate ages will be furnished upon request.


For the Life Insurance Company of Virginia,

                                    President